Exhibit 99.1

  NEWS

FOR IMMEDIATE RELEASE

KEYCORP REPORTS FIRST QUARTER 2015

NET INCOME OF $222 MILLION, OR $.26 PER COMMON SHARE

Revenue up from prior year, with well-managed expenses

Average loans up 5% from prior year, driven by a

12% increase in commercial, financial and agricultural loans

Credit quality remains strong, with net loan charge-offs to average loans of .20%

Disciplined capital management, with plans to continue high levels of capital return to shareholders

CLEVELAND, April 16, 2015 – KeyCorp (NYSE: KEY) today announced first quarter net income from continuing operations attributable to Key common shareholders of $222 million, or $.26 per common share, compared to $246 million, or $.28 per common share, for the fourth quarter of 2014, and $232 million, or $.26 per common share, for the first quarter of 2014.

“Our first quarter results were solid and reflect our continued focus on growing our businesses,” said Chairman and Chief Executive Officer Beth Mooney. “Revenue was up from the prior year and expenses were well-managed as we generated positive operating leverage. Our asset quality continued to be strong, and we remain committed to improving productivity and efficiency.”

“In the first quarter, we continued to benefit from solid loan growth, driven by our commercial businesses, as well as the traction we are gaining from investments in areas such as trust and investment services and cards and payments. While we saw growth in several of our other fee-based businesses, we experienced lower capital markets revenue in the quarter,” added Mooney.

“Additionally, we were pleased to receive no objection to our 2015 capital plans. We expect to return a significant amount of our net income to our shareholders over the next five quarters, including a share repurchase program of up to $725 million and, subject to approval by our Board of Directors, an increase in the quarterly dividend,” continued Mooney. “We anticipate these actions will lead to an estimated payout ratio that is among the highest in our peer group for the third consecutive year.”

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

FIRST QUARTER 2015 FINANCIAL RESULTS, from continuing operations

Compared to First Quarter of 2014

•	Average loans up 5.1%, driven by a 11.5% growth in commercial, financial and agricultural loans

•	Average deposits up 4.9%, due to growth in noninterest-bearing deposits

•	Net interest income (taxable-equivalent) up $8 million, driven by higher loan balances partially offset by lower earning asset yields

•	Noninterest income up $2 million, reflecting increases in trust and investment services income primarily from the third quarter 2014 acquisition of Pacific Crest Securities and various other line items, partially offset by declines in investment banking and debt placement fees and operating lease income and other leasing gains

•	Noninterest expense up $5 million primarily due to the acquisition of Pacific Crest Securities and higher employee benefits expense

•	Solid asset quality, with net loan charge-offs to average loans remaining well below our targeted range of 40-60 basis points

•	Disciplined capital management, with the announcement of new planned capital actions including a share repurchase program of up to $725 million and, subject to approval by Key’s Board of Directors, an increase of the quarterly common share dividend to $.075 per share

Compared to Fourth Quarter of 2014

•	Average loans up 1.7%, primarily driven by an increase in commercial, financial and agricultural loans

•	Average deposits declined slightly, reflecting lower certificates of deposit balances

•	Net interest income (taxable-equivalent) down $11 million, primarily due to fewer days in the first quarter

•	Noninterest income down $53 million, primarily due to lower investment banking and debt placement fees

•	Noninterest expense down $35 million, reflecting lower personnel and marketing expense, as well as a decline in business services and professional fees

•	Asset quality remains strong, with net loan charge-offs to average loans relatively flat to prior quarter and remaining well below the targeted range

•	Disciplined capital management, repurchasing $208 million of common shares during the first quarter of 2015 and maintaining a solid capital position with Common Equity Tier 1 of 10.82%

Selected Financial Highlights

dollars in millions, except per share data				Change 1Q15 vs.
	1Q15	4Q14	1Q14	4Q14	1Q14
Income (loss) from continuing operations attributable to Key common shareholders	$222	$246	$232	(9.8)%	(4.3)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.26	.28	.26	(7.1)	—
Return on average total assets from continuing operations	1.03%	1.12%	1.13%	N/A	N/A
Common Equity Tier 1 (a)	10.82	N/A	N/A	N/A	N/A
Tier 1 common equity (a)	N/A	11.17	11.27	N/A	N/A
Book value at period end	$12.12	$11.91	$11.43	1.8%	6.0%
Net interest margin (TE) from continuing operations	2.91%	2.94%	3.00%	N/A	N/A

(a)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Common Equity Tier 1” (compliance date of January 1, 2015, under the Regulatory Capital Rules) and “Tier 1 common equity” (prior to January 1, 2015). The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 1Q15 vs.
	1Q15	4Q14	1Q14	4Q14	1Q14
Net interest income (TE)	$577	$588	$569	(1.9)%	1.4%
Noninterest income	437	490	435	(10.8)	.5

Total revenue	$1,014	$1,078	$1,004	(5.9)%	1.0%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $577 million for the first quarter of 2015, and the net interest margin was 2.91%. These results compare to taxable-equivalent net interest income of $569 million and a net interest margin of 3.00% for the first quarter of 2014. The increase in net interest income reflects higher loan balances mitigated by lower earning asset yields, which also drove the decline in the net interest margin.

Compared to the fourth quarter of 2014, taxable-equivalent net interest income decreased by $11 million, and the net interest margin declined by three basis points. The decrease in net interest income was primarily attributable to fewer days in the first quarter of 2015. The decline in net interest margin reflects lower earning asset yields.

Noninterest Income

dollars in millions				Change 1Q15 vs.
	1Q15	4Q14	1Q14	4Q14	1Q14
Trust and investment services income	$109	$112	$98	(2.7)%	11.2%
Investment banking and debt placement fees	68	126	84	(46.0)	(19.0)
Service charges on deposit accounts	61	64	63	(4.7)	(3.2)
Operating lease income and other leasing gains	19	15	29	26.7	(34.5)
Corporate services income	43	53	42	(18.9)	2.4
Cards and payments income	42	43	38	(2.3)	10.5
Corporate-owned life insurance income	31	38	26	(18.4)	19.2
Consumer mortgage income	3	3	2	—	50.0
Mortgage servicing fees	13	11	15	18.2	(13.3)
Net gains (losses) from principal investing	29	18	24	61.1	20.8
Other income	19	7	14	171.4	35.7

Total noninterest income	$437	$490	$435	(10.8)%	.5%

Key’s noninterest income was $437 million for the first quarter of 2015, compared to $435 million for the year-ago quarter. Trust and investment services income increased $11 million, primarily due to the impact of the third quarter 2014 Pacific Crest Securities acquisition. Increases in net gains from principal investing, corporate-owned life insurance income, cards and payments income, and other income also contributed to the growth in the quarter. These increases were partially offset by a $16 million decline in investment banking and debt placement fees as a result of lower financial advisory fees. Additionally, operating lease income and other leasing gains declined by $10 million primarily due to the termination of a leveraged lease in the prior year.

Compared to the fourth quarter of 2014, noninterest income decreased by $53 million. First quarter results reflect seasonality and variability in several fee categories. Growth in operating lease income and other leasing gains, net gains from principal investing, and other income was more than offset by a $58 million quarter-over-quarter decline in investment banking and debt placement fees. This decline was primarily caused by lower revenue from loan syndications and financial advisory fees.

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Noninterest Expense

dollars in millions				Change 1Q15 vs.
	1Q15	4Q14	1Q14	4Q14	1Q14
Personnel expense	$389	$409	$388	(4.9)%	.3%
Nonpersonnel expense	280	295	276	(5.1)	1.4

Total noninterest expense	$669	$704	$664	(5.0)%	.8%

Key’s noninterest expense was $669 million for the first quarter of 2015, compared to $664 million in the first quarter of last year. The increase was mainly related to the third quarter 2014 acquisition of Pacific Crest Securities and higher employee benefits costs. Partially offsetting the increase in expenses were $8 million in lower business services and professional fees, as well as continued cost savings across the organization. Additionally, expenses included $7 million in costs associated with Key’s continuous improvement efforts to drive efficiency and productivity. These costs were primarily in personnel expense and were $3 million less than the year-ago quarter.

Compared to the fourth quarter of 2014, noninterest expense decreased by $35 million. The largest driver of this reduction was a $20 million decrease in personnel expense due to lower incentive compensation expense, partially offset by higher employee benefits costs. Other decreases included $8 million in marketing expense and $5 million in business services and professional fees.

BALANCE SHEET HIGHLIGHTS

In the first quarter of 2015, Key had average assets of $91.9 billion compared to $90.2 billion in the first quarter of 2014 and $91.1 billion in the fourth quarter of 2014. Compared to the first quarter of 2014, average loans grew 5.1% to $57.5 billion while average deposits grew 4.9% to $68.8 billion. In addition, Key’s average total investment securities increased, with a higher percentage of Ginnie Mae securities, as Key continued to position the portfolio for upcoming regulatory liquidity requirements.

Average Loans

dollars in millions				Change 3-31-15 vs.
	3-31-15	12-31-14	3-31-14	12-31-14	3-31-14
Commercial, financial and agricultural (a)	$28,321	$27,188	$25,390	4.2%	11.5%
Other commercial loans	13,304	13,357	13,337	(.4)	(.2)
Total home equity loans	10,576	10,639	10,630	(.6)	(.5)
Other consumer loans	5,311	5,357	5,389	(.9)	(1.4)

Total loans	$57,512	$56,541	$54,746	1.7%	5.1%

(a)	Commercial, financial and agricultural average loan balances include $87 million, $90 million, and $94 million of assets from commercial credit cards at March 31, 2015, December 31, 2014, and March 31, 2014, respectively.

Average loans were $57.5 billion for the first quarter of 2015, an increase of $2.8 billion compared to the first quarter of 2014. The loan growth occurred primarily in the commercial, financial and agricultural portfolio, which increased $2.9 billion and was broad-based across Key’s commercial lines of business. Consumer loans remained relatively stable as modest increases across Key’s core consumer loan portfolio were offset by run-off in Key’s consumer exit portfolios.

Compared to the fourth quarter of 2014, average loans increased by $971 million, driven by commercial, financial and agricultural loans, which increased by $1.1 billion. On a period-end basis, commercial, financial and agricultural loans increased $801 million over the linked quarter driven by strong demand that carried over from the fourth quarter of 2014.

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Average Deposits

dollars in millions				Change 3-31-15 vs.
	3-31-15	12-31-14	3-31-14	12-31-14	3-31-14
Non-time deposits (a)	$63,606	$63,541	$59,197	.1%	7.4%
Certificates of deposit ($100,000 or more)	2,017	2,277	2,758	(11.4)	(26.9)
Other time deposits	3,217	3,306	3,679	(2.7)	(12.6)

Total deposits	$68,840	$69,124	$65,634	(.4)%	4.9%

Cost of total deposits (a)	.15%	.15%	.20%	N/A	N/A

(a)	Excludes deposits in foreign office.

N/A = Not Applicable

Average deposits, excluding deposits in foreign office, totaled $68.8 billion for the first quarter of 2015, an increase of $3.2 billion compared to the year-ago quarter. Noninterest-bearing deposits increased by $3.6 billion, and NOW and money market deposit accounts increased $888 million, mostly due to the commercial mortgage servicing business. These increases were partially offset by a decline in certificates of deposit.

Compared to the fourth quarter of 2014, average deposits, excluding deposits in foreign office, decreased slightly primarily due to an expected decline in certificates of deposit.

ASSET QUALITY

dollars in millions				Change 1Q15 vs.
	1Q15	4Q14	1Q14	4Q14	1Q14
Net loan charge-offs	$28	$32	$20	(12.5)%	40.0%
Net loan charge-offs to average total loans	.20%	.22%	.15%	N/A	N/A
Nonperforming loans at period end (a)	$437	$418	$449	4.5	(2.7)
Nonperforming assets at period end	457	436	469	4.8	(2.6)
Allowance for loan and lease losses	794	794	834	—	(4.8)
Allowance for loan and lease losses to nonperforming loans	181.7%	190.0%	185.7%	N/A	N/A
Provision (credit) for loan and lease losses	$29	$22	$6	31.8	383.3
Provision for credit losses	35	22	4	59.1%	775.0%

(a)	Loan balances exclude $12 million, $13 million, and $16 million of purchased credit impaired loans at March 31, 2015, December 31, 2014, and March 31, 2014, respectively.

N/A = Not Applicable

Key’s provision for loan and lease losses was $29 million for the first quarter of 2015, compared to $22 million for the fourth quarter of 2014 and $6 million for the year-ago quarter. Key’s allowance for loan and lease losses was $794 million, or 1.37% of total period-end loans, at March 31, 2015, compared to 1.38% at December 31, 2014, and 1.50% at March 31, 2014.

Net loan charge-offs for the first quarter of 2015 totaled $28 million, or .20% of average total loans. These results compare to $32 million, or .22%, for the fourth quarter of 2014, and $20 million, or .15%, for the same period last year.

At March 31, 2015, Key’s nonperforming loans totaled $437 million and represented .75% of period-end portfolio loans, compared to ..73% at December 31, 2014, and .81% at March 31, 2014. Nonperforming assets at March 31, 2015 totaled $457 million and represented .79% of period-end portfolio loans and OREO and other nonperforming assets, compared to .76% at December 31, 2014, and .85% at March 31, 2014.

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2015.

Capital Ratios

	3-31-15	12-31-14	3-31-14
Common Equity Tier 1 (a), (b)	10.82%	N/A	N/A
Tier 1 common equity (b)	N/A	11.17%	11.27%
Tier 1 risk-based capital (a)	11.22	11.90	12.01
Total risk based capital (a)	13.01	13.89	14.23
Tangible common equity to tangible assets (b)	9.92	9.88	10.14
Leverage (a)	10.90	11.26	11.30

(a)	3-31-15 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Common Equity Tier 1” (compliance date of January 1, 2015, under the Regulatory Capital Rules) and “Tier 1 common equity” (prior to January 1, 2015). The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

As shown in the preceding table, at March 31, 2015, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 10.82% and 11.22%, respectively. In addition, the tangible common equity ratio was 9.92% at March 31, 2015.

In October 2013, federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). While the Regulatory Capital Rules became effective January 1, 2014, the mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 as calculated under the fully phased-in Regulatory Capital Rules was 10.58% at March 31, 2015. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 1Q15 vs.
	1Q15	4Q14	1Q14	4Q14	1Q14
Shares outstanding at beginning of period	859,403	868,477	890,724	(1.0)%	(3.5)%
Common shares repurchased	(14,087)	(9,786)	(9,845)	44.0	43.1
Shares reissued (returned) under employee benefit plans	5,571	712	3,990	682.4	39.6
Common shares exchanged for Series A Preferred Stock	33	—	—	N/M	N/M

Shares outstanding at end of period	850,920	859,403	884,869	(1.0)%	(3.8)%

During the first quarter of 2015, Key completed $208 million of common share repurchases pursuant to its 2014 capital plan, including repurchases to offset issuances of common shares under employee compensation plans.

As previously reported, Key’s 2015 capital plan, which received no objection from the Federal Reserve during the Comprehensive Capital Analysis and Review process, includes common share repurchases of up to $725 million. This authorization includes repurchases to offset issuances of common shares under our employee compensation plans. Share repurchases are expected to be executed through the second quarter of 2016.

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 1Q15 vs.
	1Q15	4Q14	1Q14	4Q14	1Q14
Revenue from continuing operations (TE)
Key Community Bank	$549	$558	$546	(1.6)%	.5%
Key Corporate Bank	401	460	392	(12.8)	2.3
Other Segments	67	62	65	8.1	3.1

Total segments	1,017	1,080	1,003	(5.8)	1.4
Reconciling Items	(3)	(2)	1	N/M	N/M

Total	$1,014	$1,078	$1,004	(5.9)%	1.0%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$50	$62	$62	(19.4)%	(19.4)%
Key Corporate Bank	126	150	136	(16.0)	(7.4)
Other Segments	45	36	37	25.0	21.6

Total segments	221	248	235	(10.9)	(6.0)
Reconciling Items	7	3	3	133.3	133.3

Total	$228	$251	$238	(9.2)%	(4.2)%

TE = Taxable equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 1Q15 vs.
	1Q15	4Q14	1Q14	4Q14	1Q14
Summary of operations
Net interest income (TE)	$358	$362	$363	(1.1)%	(1.4)%
Noninterest income	191	196	183	(2.6)	4.4

Total revenue (TE)	549	558	546	(1.6)	.5
Provision for credit losses	29	12	11	141.7	163.6
Noninterest expense	440	447	436	(1.6)	.9

Income (loss) before income taxes (TE)	80	99	99	(19.2)	(19.2)
Allocated income taxes (benefit) and TE adjustments	30	37	37	(18.9)	(18.9)

Net income (loss) attributable to Key	$50	$62	$62	(19.4)%	(19.4)%

Average balances
Loans and leases	$30,662	$30,478	$29,797	.6%	2.9%
Total assets	32,716	32,564	31,918	.5	2.5
Deposits	50,417	50,850	49,910	(.9)	1.0

Assets under management at period end	$39,281	$39,157	$38,814	.3%	1.2%

TE = Taxable Equivalent

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Additional Key Community Bank Data

dollars in millions				Change 1Q15 vs.
	1Q15	4Q14	1Q14	4Q14	1Q14
Noninterest income
Trust and investment services income	$74	$75	$71	(1.3)%	4.2%
Service charges on deposit accounts	51	54	52	(5.6)	(1.9)
Cards and payments income	38	40	35	(5.0)	8.6
Other noninterest income	28	27	25	3.7	12.0

Total noninterest income	$191	$196	$183	(2.6)%	4.4%

Average deposit balances
NOW and money market deposit accounts	$27,873	$27,690	$27,431	.7%	1.6%
Savings deposits	2,377	2,378	2,465	—	(3.6)
Certificates of deposit ($100,000 or more)	1,558	1,793	2,163	(13.1)	(28.0)
Other time deposits	3,211	3,301	3,673	(2.7)	(12.6)
Deposits in foreign office	333	332	309	.3	7.8
Noninterest-bearing deposits	15,065	15,356	13,869	(1.9)	8.6

Total deposits	$50,417	$50,850	$49,910	(.9)%	1.0%

Home equity loans
Average balance	$10,316	$10,365	$10,305
Weighted-average loan-to-value ratio (at date of origination)	71%	71%	71%
Percent first lien positions	60	60	58
Other data
Branches	992	994	1,027
Automated teller machines	1,287	1,287	1,330

Key Community Bank Summary of Operations

•	Average loan growth of $865 million, or 2.9% from the prior year

•	Average noninterest-bearing deposits up $1.2 billion, or 8.6% from the prior year

•	Noninterest income growth of 4.4% led by cards and payments and trust and investment services income growth versus the prior year

Key Community Bank recorded net income attributable to Key of $50 million for the first quarter of 2015, compared to net income attributable to Key of $62 million for the year-ago quarter.

Taxable-equivalent net interest income decreased by $5 million, or 1.4%, from the first quarter of 2014 due to declines in the deposit spread in the current period as a result of the continued low-rate environment. Average loans and leases grew 2.9% while average deposits increased 1.0% from one year ago.

Noninterest income increased $8 million, or 4.4%, from the year-ago quarter. This growth was balanced across the business with trust and investment services income and cards and payments income each increasing by $3 million.

The provision for credit losses increased by $18 million from the first quarter of 2014 related to loan growth.

Noninterest expense increased by $4 million, or .9%, from the year-ago quarter. Personnel expense increased $8 million and was partially offset by reduced infrastructure and internally-allocated costs.

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Key Corporate Bank

dollars in millions				Change 1Q15 vs.
	1Q15	4Q14	1Q14	4Q14	1Q14
Summary of operations
Net interest income (TE)	$213	$219	$196	(2.7)%	8.7%
Noninterest income	188	241	196	(22.0)	(4.1)

Total revenue (TE)	401	460	392	(12.8)	2.3
Provision for credit losses	8	4	(3)	100.0	N/M
Noninterest expense	217	246	202	(11.8)	7.4

Income (loss) before income taxes (TE)	176	210	193	(16.2)	(8.8)
Allocated income taxes and TE adjustments	49	60	57	(18.3)	(14.0)

Net income (loss)	127	150	136	(15.3)	(6.6)
Less: Net income (loss) attributable to noncontrolling interests	1	—	—	N/M	N/M

Net income (loss) attributable to Key	$126	$150	$136	(16.0)%	(7.4)%

Average balances
Loans and leases	$24,722	$23,798	$21,991	3.9%	12.4%
Loans held for sale	775	855	429	(9.4)	80.7
Total assets	30,297	28,996	27,171	4.5	11.5
Deposits	18,567	18,356	15,993	1.1	16.1

Assets under management at period end	—	—	$79	N/M	N/M

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 1Q15 vs.
	1Q15	4Q14	1Q14	4Q14	1Q14
Noninterest income
Trust and investment services income	$35	$37	$27	(5.4)%	29.6%
Investment banking and debt placement fees	68	125	84	(45.6)	(19.0)
Operating lease income and other leasing gains	14	17	21	(17.6)	(33.3)

Corporate services income	32	43	29	(25.6)	10.3
Service charges on deposit accounts	10	10	11	—	(9.1)
Cards and payments income	4	3	3	33.3	33.3

Payments and services income	46	56	43	(17.9)	7.0

Mortgage servicing fees	13	11	15	18.2	(13.3)
Other noninterest income	12	(5)	6	N/M	100.0

Total noninterest income	$188	$241	$196	(22.0)%	(4.1)%

N/M = Not Meaningful

Key Corporate Bank Summary of Operations

•	Average loan and lease balances up 12.4% from the prior year

•	Average deposits up 16.1% from the prior year

•	Revenue up 2.3% from the prior year

Key Corporate Bank recorded net income attributable to Key of $126 million for the first quarter of 2015, compared to $136 million for the same period one year ago.

Taxable-equivalent net interest income increased by $17 million, or 8.7%, compared to the first quarter of 2014. Average earning assets increased $2.4 billion, or 9.9%, from the year-ago quarter, primarily driven by loan growth in commercial, financial and agricultural and real estate commercial mortgage. This growth in earning assets drove an increase of $7 million in earning asset spread. Average deposit balances increased $2.6 billion, or 16.1%, from the year-ago quarter, driven by commercial mortgage servicing deposits and other commercial client inflows. This growth in deposit balances drove an increase of $13 million in deposit and borrowing spread.

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Noninterest income was down $8 million, or 4.1% from the prior year. The majority of this decline was related to investment banking and debt placement fees, which decreased $16 million from the prior year primarily due to lower financial advisory fees. Operating lease income and other leasing gains declined by $7 million due to the termination of a leveraged lease in the prior year. Partially offsetting these declines were increases in trust and investment services income of $8 million, primarily due to the third quarter 2014 acquisition of Pacific Crest Securities and an increase in other income of $6 million.

The provision for credit losses increased $11 million compared to the first quarter of 2014 related to loan growth.

Noninterest expense increased by $15 million, or 7.4%, from the first quarter of 2014. This increase was due to expenses related to the third quarter 2014 acquisition of Pacific Crest Securities.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit and various exit portfolios. Other Segments generated net income attributable to Key of $45 million for the first quarter of 2015, compared to net income attributable to Key of $37 million for the same period last year. These results were primarily due to increases of $5 million in net gains from principal investing and $4 million in corporate-owned life insurance from the prior year, partially offset by a $4 million increase in personnel expense.

*****

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $94.2 billion at March 31, 2015.

Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 12 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

CONTACTS:
ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news
Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com
Melanie S. Misconish
216.689.4545
Melanie_S_Misconish@KeyBank.com
INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2014, which has been filed with the Securities and Exchange Commission (the “SEC”) and is available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive and increasing regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, April 16, 2015. An audio replay of the call will be available through April 23, 2015.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

KeyCorp

First Quarter 2015

Financial Supplement

Page
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Exit Loan Portfolio From Continuing Operations
22	Asset Quality Statistics From Continuing Operations
23	Summary of Loan and Lease Loss Experience From Continuing Operations
24	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
25	Summary of Changes in Nonperforming Loans From Continuing Operations
25	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
26	Line of Business Results

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	3-31-15	12-31-14	3-31-14
Summary of operations
Net interest income (TE)	$577	$588	$569
Noninterest income	437	490	435

Total revenue (TE)	1,014	1,078	1,004
Provision for credit losses	35	22	4
Noninterest expense	669	704	664
Income (loss) from continuing operations attributable to Key	228	251	238
Income (loss) from discontinued operations, net of taxes (a)	5	2	4
Net income (loss) attributable to Key	233	253	242

Income (loss) from continuing operations attributable to Key common shareholders	$222	$246	$232
Income (loss) from discontinued operations, net of taxes (a)	5	2	4
Net income (loss) attributable to Key common shareholders	227	248	236

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.29	$.26
Income (loss) from discontinued operations, net of taxes (a)	.01	—	—
Net income (loss) attributable to Key common shareholders (b)	.27	.29	.27
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.26	.28	.26
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	.01	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.26	.28	.26

Cash dividends paid	.065	.065	.055
Book value at period end	12.12	11.91	11.43
Tangible book value at period end	10.84	10.65	10.28
Market price at period end	14.16	13.90	14.24

Performance ratios
From continuing operations:
Return on average total assets	1.03%	1.12%	1.13%
Return on average common equity	8.76	9.50	9.33
Return on average tangible common equity (c)	9.80	10.64	10.38
Net interest margin (TE)	2.91	2.94	3.00
Cash efficiency ratio (c)	65.1	64.4	65.1

From consolidated operations:
Return on average total assets	1.03%	1.10%	1.09%
Return on average common equity	8.96	9.58	9.50
Return on average tangible common equity (c)	10.02	10.72	10.56
Net interest margin (TE)	2.88	2.93	2.95
Loan to deposit (d)	86.9	84.6	87.5

Capital ratios at period end
Key shareholders’ equity to assets	11.26%	11.22%	11.46%
Key common shareholders’ equity to assets	10.95	10.91	11.14
Tangible common equity to tangible assets (c)	9.92	9.88	10.14
Common Equity Tier 1 (c), (e)	10.82	N/A	N/A
Tier 1 common equity (c)	N/A	11.17	11.27
Tier 1 risk-based capital (e)	11.22	11.90	12.01
Total risk-based capital (e)	13.01	13.89	14.23
Leverage (e)	10.90	11.26	11.30

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Financial Highlights (continued)

(dollars in millions)

	Three months ended
	3-31-15	12-31-14	3-31-14
Asset quality — from continuing operations
Net loan charge-offs	$28	$32	$20
Net loan charge-offs to average total loans	.20%	.22%	.15%
Allowance for loan and lease losses	$794	$794	$834
Allowance for credit losses	835	829	869
Allowance for loan and lease losses to period-end loans	1.37%	1.38%	1.50%
Allowance for credit losses to period-end loans	1.44	1.44	1.57
Allowance for loan and lease losses to nonperforming loans	181.7	190.0	185.7
Allowance for credit losses to nonperforming loans	191.1	198.3	193.5
Nonperforming loans at period end (f)	$437	$418	$449
Nonperforming assets at period end	457	436	469
Nonperforming loans to period-end portfolio loans	.75%	.73%	.81%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.79	.76	.85

Trust and brokerage assets — from continuing operations
Assets under management	$39,281	$39,157	$38,893
Nonmanaged and brokerage assets	49,508	49,147	47,396

Other data
Average full-time equivalent employees	13,591	13,590	14,055
Branches	992	994	1,027

Taxable-equivalent adjustment	$6	$6	$6

(a)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key decided to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(b)	Earnings per share may not foot due to rounding.
(c)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Common Equity Tier 1” (compliance date of January 1, 2015, under the Regulatory Capital Rules) “Tier 1 common equity” (prior to January 1, 2015), and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of document.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts for periods prior to September 30, 2014) divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	3-31-15 ratio is estimated.
(f)	Loan balances exclude $12 million, $13 million, and $16 million of purchased credit impaired loans at March 31, 2015, December 31, 2014, and March 31, 2014, respectively.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

GAAP to Non-GAAP Reconciliations

(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Common Equity Tier 1,” “Tier 1 common equity,” “pre-provision net revenue,” and “cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduces a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Prior to January 1, 2015, the Federal Reserve focused its assessment of capital adequacy on a component of Tier 1 risk-based capital known as Tier 1 common equity, also a non-GAAP financial measure.

Common Equity Tier 1 is not formally defined by GAAP and is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Common Equity Tier 1, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for loan and lease losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	3-31-15	12-31-14	3-31-14
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$10,603	$10,530	$10,403
Less: Intangible assets (a)	1,088	1,090	1,012
Preferred Stock, Series A (b)	281	282	282

Tangible common equity (non-GAAP)	$9,234	$9,158	$9,109

Total assets (GAAP)	$94,206	$93,821	$90,802
Less: Intangible assets (a)	1,088	1,090	1,012

Tangible assets (non-GAAP)	$93,118	$92,731	$89,790

Tangible common equity to tangible assets ratio (non-GAAP)	9.92%	9.88%	10.14%
Common Equity Tier 1 at period end
Key shareholders’ equity (GAAP)	$10,603	—	—
Less: Preferred Stock, Series A (b)	281	—	—

Common Equity Tier 1 capital before adjustments and deductions	10,322	—	—
Less: Goodwill	1,057	—	—
Intangible assets, net of deferred tax liabilities	36	—	—
Deferred tax assets	12	—	—
Net unrealized gains (losses) on available-for-sale securities	52	—	—
Accumulated gain (loss) on cash flow hedges	(8)	—	—

Amounts recorded in accumulated other comprehensive income (loss) related to pension and postretirements benefit costs	(364)	—	—

Total Common Equity Tier 1 capital (c)	$9,537	—	—

Net risk-weighted assets (regulatory) (c)	$88,123	—	—

Common Equity Tier 1 ratio (non-GAAP) (c)	10.82%	—	—
Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	—	$10,530	$10,403
Qualifying capital securities	—	339	339
Less: Goodwill	—	1,057	979
Accumulated other comprehensive income (loss) (d)	—	(395)	(367)
Other assets (e)	—	83	84

Total Tier 1 capital (regulatory)	—	10,124	10,046
Less: Qualifying capital securities	—	339	339
Preferred Stock, Series A (b)	—	282	282

Total Tier 1 common equity (non-GAAP)	—	$9,503	$9,425

Net risk-weighted assets (regulatory)	—	$85,100	$83,637
Tier 1 common equity ratio (non-GAAP)	—	11.17%	11.27%

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Three months ended
	3-31-15	12-31-14	3-31-14
Pre-provision net revenue
Net interest income (GAAP)	$571	$582	$563
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income (GAAP)	437	490	435
Less: Noninterest expense (GAAP)	669	704	664

Pre-provision net revenue from continuing operations (non-GAAP)	$345	$374	$340

Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,570	$10,562	$10,371
Less: Intangible assets (average) (f)	1,089	1,096	1,013
Preferred Stock, Series A (average)	290	291	291

Average tangible common equity (non-GAAP)	$9,191	$9,175	$9,067

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$222	$246	$232
Average tangible common equity (non-GAAP)	9,191	9,175	9,067

Return on average tangible common equity from continuing operations (non-GAAP)	9.80%	10.64%	10.38%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$227	$248	$236
Average tangible common equity (non-GAAP)	9,191	9,175	9,067

Return on average tangible common equity consolidated (non-GAAP)	10.02%	10.72%	10.56%

Cash efficiency ratio
Noninterest expense (GAAP)	$669	$704	$664
Less: Intangible asset amortization (GAAP)	9	10	10

Adjusted noninterest expense (non-GAAP)	$660	$694	$654

Net interest income (GAAP)	$571	$582	$563
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income (GAAP)	437	490	435

Total taxable-equivalent revenue (non-GAAP)	$1,014	$1,078	$1,004

Cash efficiency ratio (non-GAAP)	65.1%	64.4%	65.1%

	Three months ended
	3-31-15
Common Equity Tier 1 under the Regulatory Capital Rules (estimates)
Common Equity Tier 1 under current regulatory rules	$9,537
Adjustments from current regulatory rules to the Regulatory Capital Rules:
Deferred tax assets and other assets (g)	(73)

Common Equity Tier 1 anticipated under the Regulatory Capital Rules (h)	$9,464

Net risk-weighted assets under current regulatory rules	$88,123
Adjustments from current regulatory rules to the Regulatory Capital Rules:
Mortgage servicing assets (i)	486
Deferred tax assets (i)	338
Significant investments (i)	535

Total risk-weighted assets anticipated under the Regulatory Capital Rules (h)	$89,482

Common Equity Tier 1 ratio under the Regulatory Capital Rules (h)	10.58%

(a)	For the three months ended March 31, 2015, December 31, 2014, and March 31, 2014, intangible assets exclude $61 million, $68 million, and $84 million, respectively, of period-end purchased credit card receivables.
(b)	Net of capital surplus.
(c)	3-31-15 amount is estimated.
(d)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.
(e)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at December 31, 2014, and March 31, 2014.
(f)	For the three months ended March 31, 2015, December 31, 2014, and March 31, 2014, average intangible assets exclude $64 million, $69 million, and $89 million, respectively, of average purchased credit card receivables.
(g)	Includes the deferred tax asset subject to future taxable income for realization, primarily tax credit carryforwards, as well as the deductible portion of purchased credit card receivables.
(h)	The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”
(i)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Consolidated Balance Sheets

(dollars in millions)

	3-31-15	12-31-14	3-31-14
Assets
Loans	$57,953	$57,381	$55,445
Loans held for sale	1,649	734	401
Securities available for sale	13,120	13,360	12,359
Held-to-maturity securities	5,005	5,015	4,826
Trading account assets	789	750	840
Short-term investments	3,378	4,269	2,922
Other investments	730	760	899

Total earning assets	82,624	82,269	77,692
Allowance for loan and lease losses	(794)	(794)	(834)
Cash and due from banks	506	653	409
Premises and equipment	806	841	862
Operating lease assets	306	330	294
Goodwill	1,057	1,057	979
Other intangible assets	92	101	117
Corporate-owned life insurance	3,488	3,479	3,425
Derivative assets	731	609	427
Accrued income and other assets	3,144	2,952	3,004
Discontinued assets	2,246	2,324	4,427

Total assets	$94,206	$93,821	$90,802

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$35,623	$34,536	$34,373
Savings deposits	2,413	2,371	2,513
Certificates of deposit ($100,000 or more)	1,982	2,040	2,849
Other time deposits	3,182	3,259	3,682

Total interest-bearing deposits	43,200	42,206	43,417
Noninterest-bearing deposits	27,948	29,228	23,244
Deposits in foreign office — interest-bearing	474	564	605

Total deposits	71,622	71,998	67,266
Federal funds purchased and securities sold under repurchase agreements	517	575	1,417
Bank notes and other short-term borrowings	608	423	464
Derivative liabilities	825	784	408
Accrued expense and other liabilities	1,308	1,621	1,297
Long-term debt	8,713	7,875	7,712
Discontinued liabilities	—	3	1,819

Total liabilities	83,593	83,279	80,383

Equity
Preferred stock, Series A	290	291	291
Common shares	1,017	1,017	1,017
Capital surplus	3,910	3,986	3,961
Retained earnings	8,445	8,273	7,793
Treasury stock, at cost	(2,780)	(2,681)	(2,335)
Accumulated other comprehensive income (loss)	(279)	(356)	(324)

Key shareholders’ equity	10,603	10,530	10,403
Noncontrolling interests	10	12	16

Total equity	10,613	10,542	10,419

Total liabilities and equity	$94,206	$93,821	$90,802

Common shares outstanding (000)	850,920	859,403	884,869

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended
	3-31-15	12-31-14	3-31-14
Interest income
Loans	$523	$534	$519
Loans held for sale	7	8	4
Securities available for sale	70	67	72
Held-to-maturity securities	24	23	22
Trading account assets	5	6	6
Short-term investments	2	2	1
Other investments	5	6	6

Total interest income	636	646	630

Interest expense
Deposits	26	26	32
Federal funds purchased and securities sold under repurchase agreements	—	—	1
Bank notes and other short-term borrowings	2	3	2
Long-term debt	37	35	32

Total interest expense	65	64	67

Net interest income	571	582	563
Provision for credit losses	35	22	4

Net interest income after provision for credit losses	536	560	559

Noninterest income
Trust and investment services income	109	112	98
Investment banking and debt placement fees	68	126	84
Service charges on deposit accounts	61	64	63
Operating lease income and other leasing gains	19	15	29
Corporate services income	43	53	42
Cards and payments income	42	43	38
Corporate-owned life insurance income	31	38	26
Consumer mortgage income	3	3	2
Mortgage servicing fees	13	11	15
Net gains (losses) from principal investing	29	18	24
Other income (a)	19	7	14

Total noninterest income	437	490	435

Noninterest expense
Personnel	389	409	388
Net occupancy	65	63	64
Computer processing	38	40	38
Business services and professional fees	33	38	41
Equipment	22	23	24
Operating lease expense	11	11	10
Marketing	8	16	5
FDIC assessment	8	9	6
Intangible asset amortization	9	10	10
OREO expense, net	2	2	1
Other expense	84	83	77

Total noninterest expense	669	704	664

Income (loss) from continuing operations before income taxes	304	346	330
Income taxes	74	94	92

Income (loss) from continuing operations	230	252	238
Income (loss) from discontinued operations, net of taxes	5	2	4

Net income (loss)	235	254	242
Less: Net income (loss) attributable to noncontrolling interests	2	1	—

Net income (loss) attributable to Key	$233	$253	$242

Income (loss) from continuing operations attributable to Key common shareholders	$222	$246	$232
Net income (loss) attributable to Key common shareholders	227	248	236

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.29	$.26
Income (loss) from discontinued operations, net of taxes	.01	—	—
Net income (loss) attributable to Key common shareholders (b)	.27	.29	.27

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.28	$.26
Income (loss) from discontinued operations, net of taxes	.01	—	—
Net income (loss) attributable to Key common shareholders (b)	.26	.28	.26

Cash dividends declared per common share	$.065	$.065	$.055

Weighted-average common shares outstanding (000)	848,580	858,811	884,727
Effect of convertible preferred stock	—	20,602	—
Effect of common share options and other stock awards	8,542	6,773	7,163

Weighted-average common shares and potential common shares outstanding (000) (c)	857,122	886,186	891,890

(a)	For each of the three months ended March 31, 2015, December 31, 2014, and March 31, 2014, net securities gains (losses) totaled less than $1 million. For the three months ended March 31, 2015, impairment losses related to securities totaled less than $1 million. For the three months ended December 31, 2014, and March 31, 2014, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	First Quarter 2015			Fourth Quarter 2014			First Quarter 2014
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)

Commercial, financial and agricultural (d)	$28,321	$223	3.18%	$27,188	$223	3.24%	$25,390	$206	3.29%
Real estate — commercial mortgage	8,095	73	3.67	8,161	77	3.73	7,807	74	3.84
Real estate — construction	1,139	11	3.90	1,077	10	3.90	1,091	12	4.55
Commercial lease financing	4,070	36	3.57	4,119	38	3.67	4,439	42	3.78

Total commercial loans	41,625	343	3.33	40,545	348	3.40	38,727	334	3.49
Real estate — residential mortgage	2,229	24	4.26	2,223	24	4.28	2,187	24	4.44
Home equity:
Key Community Bank	10,316	99	3.89	10,365	103	3.91	10,305	100	3.92
Other	260	5	7.82	274	5	7.84	325	6	7.77

Total home equity loans	10,576	104	3.99	10,639	108	4.01	10,630	106	4.04
Consumer other — Key Community Bank	1,546	25	6.66	1,552	27	6.78	1,438	25	7.06
Credit cards	732	20	11.01	728	20	11.02	701	20	11.28
Consumer other:
Marine	755	12	6.35	802	13	6.29	996	15	6.18
Other	49	1	7.32	52	—	7.52	67	1	7.55

Total consumer other	804	13	6.41	854	13	6.36	1,063	16	6.26

Total consumer loans	15,887	186	4.74	15,996	192	4.76	16,019	191	4.83

Total loans	57,512	529	3.72	56,541	540	3.79	54,746	525	3.88
Loans held for sale	795	7	3.33	871	8	3.72	446	4	3.34
Securities available for sale (b), (e)	13,087	70	2.17	12,153	67	2.20	12,346	72	2.33
Held-to-maturity securities (b)	4,947	24	1.93	4,947	23	1.91	4,767	22	1.84
Trading account assets	717	5	2.80	868	6	2.84	981	6	2.51
Short-term investments	2,399	2	.27	3,520	2	.27	2,486	1	.17
Other investments (e)	742	5	2.79	792	6	2.77	936	6	2.57

Total earning assets	80,199	642	3.20	79,692	652	3.27	76,708	636	3.32
Allowance for loan and lease losses	(793)			(798)			(842)
Accrued income and other assets	10,223			9,868			9,791
Discontinued assets	2,271			2,359			4,493

Total assets	$91,900			$91,121			$90,150

Liabilities
NOW and money market deposit accounts	$34,952	13	.15	$34,811	13	.14	$34,064	12	.14
Savings deposits	2,385	—	.02	2,388	—	.02	2,475	—	.03
Certificates of deposit ($100,000 or more) (f)	2,017	7	1.30	2,277	7	1.25	2,758	10	1.50
Other time deposits	3,217	6	.72	3,306	6	.76	3,679	10	1.07
Deposits in foreign office	529	—	.22	543	—	.24	660	—	.22

Total interest-bearing deposits	43,100	26	.24	43,325	26	.24	43,636	32	.30
Federal funds purchased and securities sold under repurchase agreements	720	—	.03	621	—	.02	1,469	1	.17
Bank notes and other short-term borrowings	506	2	1.56	772	3	1.17	587	2	1.63
Long-term debt (f), (g)	6,126	37	2.52	5,135	35	2.80	5,169	32	2.57

Total interest-bearing liabilities	50,452	65	.52	49,853	64	.51	50,861	67	.54

Noninterest-bearing deposits	26,269			26,342			22,658
Accrued expense and other liabilities	2,327			1,989			1,750
Discontinued liabilities (g)	2,271			2,359			4,493

Total liabilities	81,319			80,543			79,762
Equity
Key shareholders’ equity	10,570			10,562			10,371
Noncontrolling interests	11			16			17

Total equity	10,581			10,578			10,388

Total liabilities and equity	$91,900			$91,121			$90,150

Interest rate spread (TE)			2.68%			2.76%			2.78%

Net interest income (TE) and net interest margin (TE)		577	2.91%		588	2.94%		569	3.00%

TE adjustment (b)		6			6			6

Net interest income, GAAP basis		$571			$582			$563

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balances include $87 million, $90 million, and $94 million of assets from commercial credit cards for the three months ended March 31, 2015, December 31, 2014, and March 31, 2014, respectively.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Noninterest Expense

(dollars in millions)

	Three months ended
	3-31-15	12-31-14	3-31-14
Personnel (a)	$389	$409	$388
Net occupancy	65	63	64
Computer processing	38	40	38
Business services and professional fees	33	38	41
Equipment	22	23	24
Operating lease expense	11	11	10
Marketing	8	16	5
FDIC assessment	8	9	6
Intangible asset amortization	9	10	10
OREO expense, net	2	2	1
Other expense	84	83	77

Total noninterest expense	$669	$704	$664

Average full-time equivalent employees (b)	13,591	13,590	14,055

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended
	3-31-15	12-31-14	3-31-14
Salaries	$218	$224	$220
Technology contract labor, net	10	12	17
Incentive compensation	70	105	72
Employee benefits	72	53	63
Stock-based compensation	13	13	11
Severance	6	2	5

Total personnel expense	$389	$409	$388

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Loan Composition

(dollars in millions)

				Percent change 3-31-15 vs.
	3-31-15	12-31-14	3-31-14	12-31-14	3-31-14
Commercial, financial and agricultural (a)	$28,783	$27,982	$26,224	2.9%	9.8%
Commercial real estate:
Commercial mortgage	8,162	8,047	7,877	1.4	3.6
Construction	1,142	1,100	1,007	3.8	13.4

Total commercial real estate loans	9,304	9,147	8,884	1.7	4.7
Commercial lease financing (b)	4,064	4,252	4,396	(4.4)	(7.6)

Total commercial loans	42,151	41,381	39,504	1.9	6.7
Residential — prime loans:
Real estate — residential mortgage	2,231	2,225	2,183	.3	2.2
Home equity:
Key Community Bank	10,270	10,366	10,281	(.9)	(.1)
Other	253	267	315	(5.2)	(19.7)

Total home equity loans	10,523	10,633	10,596	(1.0)	(.7)

Total residential — prime loans	12,754	12,858	12,779	(.8)	(.2)
Consumer other — Key Community Bank	1,547	1,560	1,436	(.8)	7.7
Credit cards	727	754	698	(3.6)	4.2
Consumer other:
Marine	730	779	965	(6.3)	(24.4)
Other	44	49	63	(10.2)	(30.2)

Total consumer other	774	828	1,028	(6.5)	(24.7)

Total consumer loans	15,802	16,000	15,941	(1.2)	(.9)

Total loans (c), (d)	$57,953	$57,381	$55,445	1.0%	4.5%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 3-31-15 vs.
	3-31-15	12-31-14	3-31-14	12-31-14	3-31-14
Commercial, financial and agricultural	$183	$63	$44	190.5%	315.9%
Real estate — commercial mortgage	1,408	638	333	120.7	322.8
Commercial lease financing	14	15	8	(6.7)	75.0
Real estate — residential mortgage	44	18	16	144.4	175.0

Total loans held for sale	$1,649	$734	$401	124.7%	311.2%

Summary of Changes in Loans Held for Sale

(in millions)

	1Q15	4Q14	3Q14	2Q14	1Q14
Balance at beginning of period	$734	$784	$435	$401	$611
New originations	2,130	2,465	1,593	978	645
Transfers from (to) held to maturity, net	10	2	—	(8)	3
Loan sales	(1,204)	(2,516)	(1,243)	(934)	(596)
Loan draws (payments), net	(21)	(1)	(1)	(2)	(262)

Balance at end of period	$1,649	$734	$784	$435	$401

(a)	Loan balances include $87 million, $88 million, and $95 million of commercial credit card balances at March 31, 2015, December 31, 2014, and March 31, 2014, respectively.
(b)	Commercial lease financing includes receivables of $230 million, $302 million, and $124 million held as collateral for a secured borrowing at March 31, 2015, December 31, 2014, and March 31, 2014, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)	At March 31, 2015, total loans include purchased loans of $130 million, of which $12 million were purchased credit impaired. At December 31, 2014, total loans include purchased loans of $138 million, of which $13 million were purchased credit impaired. At March 31, 2014, total loans include purchased loans of $159 million, of which $16 million were purchased credit impaired.
(d)	Total loans exclude loans of $2.2 billion at March 31, 2015, $2.3 billion at December 31, 2014, and $4.4 billion at March 31, 2014, related to the discontinued operations of the education lending business.

N/M = Not Meaningful

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Exit Loan Portfolio From Continuing Operations

(in millions)

	Balance Outstanding		Change 3-31-15 vs.	Net Loan Charge-offs		Balance on Nonperforming Status
	3-31-15	12-31-14	12-31-14	1Q15(b)	4Q14(b)	3-31-15	12-31-14
Residential properties — homebuilder	$6	$10	$(4)	$1	—	$8	$9
Marine and RV floor plan	6	7	(1)	—	—	5	5
Commercial lease financing (a)	877	967	(90)	(1)	$3	—	1

Total commercial loans	889	984	(95)	—	3	13	15
Home equity — Other	253	267	(14)	—	—	9	10
Marine	730	779	(49)	2	3	9	15
RV and other consumer	50	54	(4)	1	(1)	1	1

Total consumer loans	1,033	1,100	(67)	3	2	19	26

Total exit loans in loan portfolio	$1,922	$2,084	$(162)	$3	$5	$32	$41

Discontinued operations — education lending business (not included in exit loans above)	$2,219	$2,295	$(76)	$6	$8	$8	$11

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction, and industrial leases; (2) Canadian lease financing portfolios; (3) European lease financing portfolios; and (4) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.
(b)	Credit amounts indicate recoveries exceeded charge-offs.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	1Q15	4Q14	3Q14	2Q14	1Q14
Net loan charge-offs	$28	$32	$31	$30	$20
Net loan charge-offs to average total loans	.20%	.22%	.22%	.22%	.15%
Allowance for loan and lease losses	$794	$794	$804	$814	$834
Allowance for credit losses (a)	835	829	839	851	869
Allowance for loan and lease losses to period-end loans	1.37%	1.38%	1.43%	1.46%	1.50%
Allowance for credit losses to period-end loans	1.44	1.44	1.49	1.53	1.57
Allowance for loan and lease losses to nonperforming loans	181.7	190.0	200.5	205.6	185.7
Allowance for credit losses to nonperforming loans	191.1	198.3	209.2	214.9	193.5
Nonperforming loans at period end (b)	$437	$418	$401	$396	$449
Nonperforming assets at period end	457	436	418	410	469
Nonperforming loans to period-end portfolio loans	.75%	.73%	.71%	.71%	.81%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.79	.76	.74	.74	.85

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.
(b)	Loan balances exclude $12 million, $13 million, $14 million, $15 million, and $16 million of purchased credit impaired loans at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014, respectively.

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended
	3-31-15	12-31-14	3-31-14
Average loans outstanding	$57,512	$56,541	$54,746

Allowance for loan and lease losses at beginning of period	$794	$804	$848
Loans charged off:
Commercial, financial and agricultural	12	10	12

Real estate — commercial mortgage	2	3	2
Real estate — construction	1	1	2

Total commercial real estate loans	3	4	4
Commercial lease financing	2	4	3

Total commercial loans	17	18	19
Real estate — residential mortgage	2	3	3
Home equity:
Key Community Bank	7	8	10
Other	1	1	3

Total home equity loans	8	9	13
Consumer other — Key Community Bank	6	7	8
Credit cards	8	7	6
Consumer other:
Marine	5	5	7
Other	1	—	1

Total consumer other	6	5	8

Total consumer loans	30	31	38

Total loans charged off	47	49	57
Recoveries:
Commercial, financial and agricultural	5	6	10

Real estate — commercial mortgage	2	—	1
Real estate — construction	—	1	14

Total commercial real estate loans	2	1	15
Commercial lease financing	4	2	2

Total commercial loans	11	9	27
Real estate — residential mortgage	—	—	1
Home equity:
Key Community Bank	2	2	3
Other	1	1	1

Total home equity loans	3	3	4
Consumer other — Key Community Bank	2	2	2
Credit cards	—	—	—
Consumer other:
Marine	3	2	3
Other	—	1	—

Total consumer other	3	3	3

Total consumer loans	8	8	10

Total recoveries	19	17	37

Net loan charge-offs	(28)	(32)	(20)
Provision (credit) for loan and lease losses	29	22	6
Foreign currency translation adjustment	(1)	—	—

Allowance for loan and lease losses at end of period	$794	$794	$834

Liability for credit losses on lending-related commitments at beginning of period	$35	$35	$37
Provision (credit) for losses on lending-related commitments	6	—	(2)

Liability for credit losses on lending-related commitments at end of period (a)	$41	$35	$35

Total allowance for credit losses at end of period	$835	$829	$869

Net loan charge-offs to average total loans	.20%	.22%	.15%
Allowance for loan and lease losses to period-end loans	1.37	1.38	1.50
Allowance for credit losses to period-end loans	1.44	1.44	1.57
Allowance for loan and lease losses to nonperforming loans	181.7	190.0	185.7
Allowance for credit losses to nonperforming loans	191.1	198.3	193.5

Discontinued operations — education lending business:
Loans charged off	$10	$11	$13
Recoveries	4	3	4

Net loan charge-offs	$(6)	$(8)	$(9)

(a) Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	3-31-15	12-31-14	9-30-14	6-30-14	3-31-14
Commercial, financial and agricultural	$98	$59	$47	$37	$60

Real estate — commercial mortgage	30	34	41	38	37
Real estate — construction	12	13	14	9	11

Total commercial real estate loans	42	47	55	47	48
Commercial lease financing	20	18	14	15	18

Total commercial loans	160	124	116	99	126
Real estate — residential mortgage	72	79	81	89	105
Home equity:
Key Community Bank	182	185	174	178	188
Other	9	10	10	11	11

Total home equity loans	191	195	184	189	199
Consumer other — Key Community Bank	2	2	2	2	2
Credit cards	2	2	1	1	1
Consumer other:
Marine	9	15	16	15	15
Other	1	1	1	1	1

Total consumer other	10	16	17	16	16

Total consumer loans	277	294	285	297	323

Total nonperforming loans (a)	437	418	401	396	449
Nonperforming loans held for sale	—	—	—	1	1
OREO	20	18	16	12	12
Other nonperforming assets	—	—	1	1	7

Total nonperforming assets	$457	$436	$418	$410	$469

Accruing loans past due 90 days or more	$111	$96	$71	$83	$89
Accruing loans past due 30 through 89 days	216	235	340	274	267
Restructured loans — accruing and nonaccruing (b)	268	270	264	266	294
Restructured loans included in nonperforming loans (b)	141	157	137	142	178
Nonperforming assets from discontinued operations — education lending business	8	11	9	19	20
Nonperforming loans to period-end portfolio loans	.75%	.73%	.71%	.71%	.81%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.79	.76	.74	.74	.85

(a)	Loan balances exclude $12 million, $13 million, $14 million, $15 million, and $16 million of purchased credit impaired loans at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014, respectively.

(b)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	1Q15	4Q14	3Q14	2Q14	1Q14
Balance at beginning of period	$418	$401	$396	$449	$508
Loans placed on nonaccrual status	123	103	109	79	98
Charge-offs	(47)	(49)	(49)	(56)	(57)
Loans sold	—	(2)	—	(21)	(3)
Payments	(9)	(17)	(13)	(17)	(21)
Transfers to OREO	(7)	(6)	(7)	(4)	(3)
Loans returned to accrual status	(41)	(12)	(35)	(34)	(73)

Balance at end of period (a)	$437	$418	$401	$396	$449

(a)	Loan balances exclude $12 million, $13 million, $14 million, $15 million, and $16 million of purchased credit impaired loans at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014, respectively.

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	1Q15	4Q14	3Q14	2Q14	1Q14
Balance at beginning of period	$18	$16	$12	$12	$15
Properties acquired — nonperforming loans	7	6	7	4	3
Valuation adjustments	(1)	(2)	(1)	(1)	(1)
Properties sold	(4)	(2)	(2)	(3)	(5)

Balance at end of period	$20	$18	$16	$12	$12

KeyCorp Reports First Quarter 2015 Profit

April 16, 2015

Line of Business Results

(dollars in millions)

						Percent change 1Q15 vs.
	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14
Key Community Bank
Summary of operations
Total revenue (TE)	$549	$558	$558	$553	$546	(1.6)%	.5%
Provision for credit losses	29	12	27	25	11	141.7	163.6
Noninterest expense	440	447	439	442	436	(1.6)	.9
Net income (loss) attributable to Key	50	62	58	54	62	(19.4)	(19.4)
Average loans and leases	30,662	30,478	30,103	30,034	29,797	.6	2.9
Average deposits	50,417	50,850	50,302	50,230	49,910	(.9)	1.0
Net loan charge-offs	28	28	28	33	28	—	—
Net loan charge-offs to average total loans	.37%	.36%	.37%	.44%	.38%	N/A	N/A
Nonperforming assets at period end	$328	$340	$338	$331	$357	(3.5)	(8.1)
Return on average allocated equity	7.38%	9.14%	8.60%	7.96%	8.97%	N/A	N/A
Average full-time equivalent employees	7,475	7,414	7,573	7,569	7,698	.8	(2.9)

Key Corporate Bank
Summary of operations
Total revenue (TE)	$401	$460	$400	$395	$392	(12.8)%	2.3%
Provision for credit losses	8	4	(3)	(4)	(3)	100.0	N/M
Noninterest expense	217	246	215	208	202	(11.8)	7.4
Net income (loss) attributable to Key	126	150	136	135	136	(16.0)	(7.4)
Average loans and leases	24,722	23,798	23,215	22,886	21,991	3.9	12.4
Average loans held for sale	775	855	481	429	429	(9.4)	80.7
Average deposits	18,567	18,356	17,600	16,359	15,993	1.1	16.1
Net loan charge-offs	(4)	(3)	(1)	(2)	(12)	N/M	N/M
Net loan charge-offs to average total loans	(.07)%	(.05)%	(.02)%	(.04)%	(.22)%	N/A	N/A
Nonperforming assets at period end	$93	$41	$20	$22	$53	126.8	75.5
Return on average allocated equity	27.44%	33.89%	32.08%	35.65%	35.65%	N/A	N/A
Average full-time equivalent employees	2,064	2,043	1,998	1,940	1,916	1.0	7.7

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful